Exhibit 10.2

Exclusive Purchase Option Agreement

This Exclusive Purchase Option Agreement (this “Agreement”) is entered into as of ____________, 2026 by and among:

Party A:	Erhua Medical Technology (Changzhou) Co., Ltd., a limited liability company established in the People’s Republic of China (“China”), with its registered address at No. 33 Xiangyun Road, Jiangsu Wujin Economic Development Zone, and unified social credit code 91320412MA22J9TA7M;

Party B:	HYOUNGJU SEO (徐享周), Korean passport number: M100Z4858;

Party C:	Beijing Chenglan Kangxu Technology Co., Ltd., a limited liability company established in China, with its registered address at Room A2989, 2/F, Building E10, Free Trade Innovation Service Center, Daxing Airport Area of the China (Beijing) Pilot Free Trade Zone, No. 1 Yuanping North Road, Lixian Town, Beijing Daxing International Airport Economic Zone, Beijing, and unified social credit code 91110115MAKNEGJU0Y.

In this Agreement, Party A, Party B and Party C are each referred to as a “Party” and collectively as the “Parties”.

Whereas: As of the date of execution of this Agreement, the registered capital of Party C is RMB100,000. Party B holds 100% of the equity interests in Party C. Party C is the sole shareholder of Huaxia Qiying (Beijing) Technology Co., Ltd. and holds 100% of the equity interests in Huaxia Qiying (Beijing) Technology Co., Ltd. Unless the context otherwise requires, the assets, business, revenue, rights and obligations of Party C under this Agreement shall include the corresponding matters of the subsidiaries in which Party C directly or indirectly holds equity interests or which Party C controls (including Huaxia Qiying (Beijing) Technology Co., Ltd.).

The Parties, having reached agreement through consultation, hereby agree as follows:

1.	Purchase and Sale of Equity Interests and Assets

1.1	Grant of Rights

1.1.1	Party B hereby irrevocably grants to Party A an irrevocable and exclusive right (the “Equity Purchase Option”) to purchase from Party B, or to designate one or more persons (each, an “Equity Designee”) to purchase from Party B, all or part of the equity interests it holds in Party C, at any time and from time to time, to the extent permitted by PRC law, in the manner of exercise determined by Party A at its own discretion and at the Equity Purchase Price set forth in Section 1.3 of this Agreement. No third party other than Party A and the Equity Designees shall have the Equity Purchase Option or any other right in respect of Party B’s equity interests. Party C hereby consents to the grant by Party B to Party A of the Equity Purchase Option. For the purposes of this Section and this Agreement, “person” means an individual, company, joint venture, partnership, enterprise, trust or unincorporated organization.

1.1.2	Party C hereby irrevocably grants to Party A an irrevocable and exclusive right (the “Asset Purchase Option”) to purchase from Party C, or to designate one or more persons (each, an “Asset Designee”, together with the Equity Designees, the “Designees”) to purchase from Party C and/or its subsidiaries, all or part of the assets of Party C and/or its subsidiaries, at any time and from time to time, to the extent permitted by PRC law, in the manner of exercise determined by Party A at its own discretion and at the Asset Purchase Price set forth in Section 1.3 of this Agreement. No third party other than Party A and the Asset Designees shall have the Asset Purchase Option or any other right in respect of the assets of Party C and its subsidiaries. Party B agrees that Party C grants such Asset Purchase Option to Party A in accordance with this Agreement.

1.2	Manner of Exercise

Subject to the terms and conditions of this Agreement, and to the extent permitted by PRC law, Party A has absolute discretion to determine the specific timing, manner and number of times of exercise.

Party A’s exercise of the Equity Purchase Option is conditional upon compliance with PRC laws and regulations. When exercising the Equity Purchase Option, Party A shall issue a written notice to Party B (the “Purchase Notice”) setting out: (a) Party A’s decision to exercise the Equity Purchase Option; (b) the portion of the equity interests that Party A intends to purchase from Party B (the “Purchased Equity”); and (c) the purchase date/transfer date of the Purchased Equity.

Party A’s exercise of the Asset Purchase Option is conditional upon compliance with PRC laws and regulations. When exercising the Asset Purchase Option, Party A shall issue a written notice to Party C (the “Asset Purchase Notice”) setting out: (a) Party A’s decision to exercise the Asset Purchase Option; (b) the specific assets that Party A intends to purchase from Party C (the “Purchased Assets”); and (c) the delivery date/transfer date of the Purchased Assets.

When exercising the Equity Purchase Option or the Asset Purchase Option, Party A may take transfer of the Purchased Equity or the Purchased Assets itself, or may designate a Designee to take transfer of all or part thereof.

1.3	Equity Purchase Price and Asset Purchase Price

1.3.1	In respect of the Purchased Equity, unless an appraisal is required by PRC laws or regulations at the time Party A exercises the option, the purchase price of the Purchased Equity (the “Equity Purchase Price”) shall be one Renminbi yuan (RMB1.00); if the minimum price then permitted by PRC law is higher than the foregoing price, the minimum price permitted by law shall prevail. If Party B receives an Equity Purchase Price for the acquired equity interests it holds that is higher than one Renminbi yuan (RMB1.00), or receives any form of profit distribution, dividend or bonus from Party C, Party B agrees that, to the extent not in violation of PRC law, Party A shall be entitled to receive such proceeds in excess of one Renminbi yuan (RMB1.00). Party B shall, within ten (10) business days from the date on which it receives the Equity Purchase Price paid by Party A and/or the Designee, pay, or instruct Party C to pay, such proceeds to the bank account then designated by Party A by means permitted by law.

1.3.2	In respect of the Asset Purchase Option, on each exercise by Party A, the purchase price of the Purchased Assets (the “Asset Purchase Price”) shall be one Renminbi yuan (RMB1.00); provided that, if the minimum price then permitted by PRC law is higher than the foregoing price, the transfer price shall be the minimum price permitted by PRC law. If Party C receives an Asset Purchase Price for the Purchased Assets it holds that is higher than one Renminbi yuan (RMB1.00), Party C agrees that, to the extent not in violation of PRC law, Party A shall be entitled to receive such proceeds in excess of one Renminbi yuan (RMB1.00). Party C shall, within ten (10) business days from the date on which it receives the Asset Purchase Price paid by Party A and/or the Designee, pay such proceeds to the bank account then designated by Party A by means permitted by law.

1.4	Transfer of the Purchased Equity and the Purchased Assets

On each exercise by Party A of the Equity Purchase Option or the Asset Purchase Option:

1.4.1	Party C shall, and Party B shall cause Party C to: (i) promptly convene a shareholders’ meeting and/or a board meeting (as applicable) and pass at such meeting a resolution approving the transfer of the equity interests by Party B to Party A and/or the Equity Designee, or the transfer of the assets by Party C and/or its subsidiaries to Party A and/or the Asset Designee; or (ii) promptly adopt a shareholder decision and/or an executive director decision (as applicable) approving the transfer of the equity interests by Party B to Party A and/or the Equity Designee, or the transfer of the assets by Party C and/or its subsidiaries to Party A and/or the Asset Designee. Party C shall cause its subsidiaries to make, execute and submit, as required by Party A, all internal approval and registration documents relating to the transfer of the foregoing assets, business, licenses, contractual interests or other rights.

1.4.2	Party B and Party C shall obtain from the other shareholders of Party C (if any) written statements consenting to the transfer of the Purchased Equity by Party B to Party A and/or the Designee (as applicable) and waiving their preemptive rights;

1.4.3	Party B or Party C (as applicable) shall enter into an equity transfer contract or an asset transfer contract (collectively, the “Transfer Contracts”) with Party A and/or the Designee (as applicable) for each transfer in accordance with this Agreement and the corresponding purchase notice;

1.4.4	The relevant parties shall execute all other necessary contracts, agreements or documents, obtain all necessary governmental licenses and permits, and take all necessary actions to transfer valid title to the Purchased Equity or the Purchased Assets to Party A and/or the Designee (as applicable) free of any security interest, and to cause Party A and/or the Designee to become the registered owner of the Purchased Equity or the Purchased Assets (where required). For the purposes of this Section and this Agreement, “security interest” includes any guarantee, mortgage, pledge, lien, claim, third-party right or interest, any share purchase option, acquisition right, preemptive right, right of set-off, retention of title or other security arrangement; provided that, for the avoidance of doubt, it does not include any security interest arising under this Agreement or the Party B Equity Pledge Agreement. For the purposes of this Section and this Agreement, the “Party B Equity Pledge Agreement” means the equity pledge agreement entered into by Party A, Party B and Party C on the date of execution of this Agreement, together with any amendment, revision or restatement thereof, under which Party B pledges to Party A all of Party B’s equity interests in Party C as security for Party B’s obligations under this Agreement and for Party C’s performance of its obligations under the exclusive business cooperation agreement entered into between Party C and Party A and under other related agreements. If, in order to perform the obligations under this Agreement, it is necessary to release and/or re-execute the equity pledge agreement, or to carry out the release and re-registration formalities for the equity pledge registration, Party B and/or Party C shall cooperate with Party A, including without limitation by executing all necessary documents and taking all necessary actions.

2.	Undertakings

2.1	Undertakings relating to Party C and its subsidiaries

Party B (as shareholder of Party C) and Party C hereby severally undertake that, during the term of this Agreement:

2.1.1	they shall not, without the prior written consent of Party A, supplement, change or amend in any form the articles of association or the rules of Party C or its subsidiaries, increase or reduce their registered capital, or otherwise alter their registered capital structure;

2.1.2	they shall maintain the existence of Party C and its subsidiaries in accordance with sound financial and commercial standards and practices, and shall prudently and effectively operate their business and handle their affairs;

2.1.3	they shall not, at any time from the date of execution of this Agreement, sell, transfer, mortgage, pledge or otherwise dispose of any equity interest in Party C or any equity interest in any subsidiary held by Party C, or permit any encumbrance in the nature of a security interest to be created thereon, without the prior written consent of Party A, other than the pledge created over such equity interests under the Party B Equity Pledge Agreement;

2.1.4	they shall not, at any time from the date of execution of this Agreement, sell, transfer, mortgage, pledge or otherwise dispose of any legal or beneficial interest in any asset, business or revenue of Party C or its subsidiaries, or permit any encumbrance in the nature of a security interest to be created thereon, without the prior written consent of Party A, other than disposals of assets occurring in the ordinary course of business;

2.1.5	they shall not, without the prior written consent of Party A, incur, assume, guarantee or permit to exist any indebtedness, other than (i) indebtedness incurred in the ordinary course of business and (ii) indebtedness that has been disclosed to and consented to in writing by Party A;

2.1.6	they shall ensure that all businesses of Party C and its subsidiaries are at all times operated in the ordinary course of business so as to preserve the value of Party C’s assets, and shall not take any action or omit to take any action that may affect the assets, goodwill and operating licenses of Party C and its subsidiaries;

2.1.7	they shall not, without the prior written consent of Party A, cause Party C or its subsidiaries to enter into any material contract, other than contracts entered into in the ordinary course of business;

2.1.8	they shall not, without the prior written consent of Party A, cause Party C or its subsidiaries to provide any loan, credit, security or guarantee to any person, other than those arising in the ordinary course of business and consistent with industry practice;

2.1.9	they shall, at Party A’s request, provide Party A with all information concerning the operations and financial condition of Party C and its subsidiaries;

2.1.10	they shall, if Party A so requests, purchase and maintain insurance in respect of the assets and business of Party C and its subsidiaries from insurance companies approved by Party A, the amounts and types of which shall be consistent with the insurance purchased by companies operating similar businesses;

2.1.11	they shall not, without the prior written consent of Party A, liquidate, dissolve or deregister Party C or its subsidiaries, and shall not cause or permit Party C to merge or combine with any person, or to acquire or invest in any person;

2.1.12	they shall immediately notify Party A of any litigation, arbitration or administrative proceeding that has occurred or may occur in relation to the equity interests in Party C, the equity interests in the subsidiaries held by Party C, or the assets, business or revenue of Party C and its subsidiaries;

2.1.13	in order to maintain the ownership by Party C and its subsidiaries of all of their assets, the ownership by Party C of the equity interests in its subsidiaries, and the ownership by Party B of the equity interests in Party C, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, and bring all necessary or appropriate complaints or make necessary and appropriate defenses against all claims;

2.1.14	they shall, without the prior written consent of Party A, ensure that Party C and its subsidiaries do not distribute distributable profits, dividends or bonuses to their shareholders in any form; provided that, upon Party A’s written request, Party C shall immediately distribute all distributable profits, dividends and bonuses to its shareholder;

2.1.15	they shall, at Party A’s request, appoint any person designated by Party A as director, supervisor or senior officer of Party C and its subsidiaries, and shall not change or remove any director, supervisor or senior officer of Party C without the prior written consent of Party A;

2.1.16	they shall promptly inform Party A of any circumstance that may have a material adverse effect on the existence, business operations, financial condition, assets or goodwill of Party C and its subsidiaries, and shall promptly take all measures approved by Party A to eliminate such adverse circumstance or to take effective remedial measures in respect of it;

2.1.17	upon Party A’s request at any time, Party C shall immediately and unconditionally transfer the Purchased Assets to Party A and/or the Designee in accordance with the Asset Purchase Option under this Agreement;

2.1.18	upon Party A’s request at any time, Party B shall immediately and unconditionally transfer its equity interests in Party C to Party A and/or the Equity Designee in accordance with the Equity Purchase Option under this Agreement, and Party B hereby waives its preemptive right (if any) in respect of transfers of equity interests by the other shareholders of Party C; and

2.2.1	upon Party A’s request at any time, they shall take all actions necessary to give effect to (1) any instruction of Party A concerning Party C and its subsidiaries (including as to management, operation, governance, board/executive director resolutions, shareholder decisions or otherwise); or (2) the transfer of the Purchased Equity and/or the Purchased Assets provided for in this Agreement. If any action taken or not taken by Party C (whether by director authorization or otherwise) would breach any agreement between Party A and Party C, or any agreement among Party A, Party B and Party C, or Party A’s instructions or interests, Party B shall immediately notify Party A in writing and take (or cause to be taken) all necessary corrective actions within Party B’s capacity as shareholder of Party C to resolve such matter (including anything Party A requires Party B to complete in writing). If Party B has any residual rights in respect of the equity interests under this Agreement, the Party B Equity Pledge Agreement or the Party B Power of Attorney Agreement, Party B shall not exercise such rights except in accordance with Party A’s written instructions. For the purposes of this Section and this Agreement, the “Party B Power of Attorney Agreement” means the power of attorney agreement entered into by Party A, Party B and Party C on the date of execution of this Agreement, together with any amendment, revision or restatement thereof.

3.	Representations and Warranties

Party B and Party C hereby jointly and severally represent and warrant to Party A, as at the date of execution of this Agreement and as at each transfer date of the Purchased Equity and the Purchased Assets, as follows:

3.1	each of them has full and independent legal standing and legal capacity to execute, deliver and perform this Agreement, and may independently participate in litigation as a party. Further, each of them has the authority to enter into and deliver this Agreement and any Transfer Contract and to perform its obligations under this Agreement and any Transfer Contract. Party B and Party C agree to execute Transfer Contracts consistent with the terms of this Agreement when Party A or a Designee exercises the Equity Purchase Option or the Asset Purchase Option. This Agreement and any Transfer Contract to which it is a party constitutes or will constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms;

3.2	neither the execution and delivery of this Agreement or any equity transfer contract, nor the obligations under this Agreement or any equity transfer contract, will: (1) result in any violation of any applicable law of China; (2) conflict with the articles of association, rules or other organizational documents of Party C; (3) result in a breach of, or constitute a default under, any contract or instrument to which it is a party or by which it is bound; (4) result in any violation of any condition for the grant and/or continued validity of any license or permit issued to either of them; or (5) result in the suspension or revocation of, or the imposition of additional conditions on, any license or permit issued to either of them;

3.3	Party B has good and marketable title to the equity interests it owns in Party C. Other than under the Party B Equity Pledge Agreement, Party B has not created any security interest over such equity interests;

3.4	Party C and its subsidiaries have good and marketable title to all of their assets, and no security interest has been created over such assets;

3.5	Party C and its subsidiaries have no outstanding indebtedness, other than (i) indebtedness incurred in the ordinary course of business and (ii) indebtedness that has been disclosed to and consented to in writing by Party A;

3.6	there is no pending or potential litigation, arbitration or administrative proceeding relating to the equity interests in Party C, the assets of Party C and its subsidiaries, or Party C and its subsidiaries;

3.7	save for the requirement to release in advance and re-complete the equity pledge registration effected with the market supervision and administration authority under the Party B Equity Pledge Agreement, the execution and performance of this Agreement and the grant or exercise of the Equity Purchase Option or the Asset Purchase Option under this Agreement do not require the consent, license, waiver or authorization of any third party, or the approval, permit or exemption of any governmental authority, or any registration or filing formalities with any governmental authority.

4.	Effective Date and Termination

4.1	This Agreement shall take effect on the date on which the Parties execute this Agreement, and shall terminate after all of the equity interests in Party C directly or indirectly held by Party B have been lawfully transferred into the name of Party A and/or the Designee in accordance with this Agreement and all of the assets of Party C have been lawfully transferred into the name of Party A and/or the Designee in accordance with this Agreement.

4.2	This Agreement is the final contractual text agreed among the Parties in respect of the exclusive purchase option and related matters, and shall entirely supersede any and all prior negotiations, consultations or discussions among the Parties in this regard, and any and all letters of intent, memoranda, agreements or other documents previously reached or entered into among the Parties in this regard. If the outcome of any such negotiation, consultation or discussion, or any such letter of intent, memorandum, agreement or other document, conflicts with or is inconsistent with this Agreement, this Agreement shall prevail.

4.3	After the execution of this Agreement, Party A is entitled at any time, at its own discretion, to terminate this Agreement by written notice to Party B and Party C, without the consent of Party B or Party C and without bearing any liability for breach. Unless otherwise provided by law, Party B and Party C shall under no circumstances have any right to terminate or rescind this Agreement.

4.4	After the execution of this Agreement, Party A is entitled to require amendments or supplements to the provisions of this Agreement in light of actual circumstances. If such amendments or supplements do not materially diminish the rights and interests already enjoyed by Party B or Party C under this Agreement and do not materially increase the obligations already borne by Party B or Party C under this Agreement, Party B and Party C shall unconditionally accept such amendments and supplements; otherwise, such amendments and supplements shall require the consent of Party B and Party C.

5.	Governing Law and Dispute Resolution

5.1	Governing Law

The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes under this Agreement shall be governed by the laws of China.

5.2	Method of Dispute Resolution

In the event of any dispute arising from the interpretation or performance of this Agreement, the Parties shall first resolve the dispute through friendly consultation. If the Parties fail to reach agreement on the resolution of such dispute within 30 days after any Party requests the other Parties to resolve the dispute through consultation, any Party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Shanghai and the language of the arbitration shall be Chinese. The arbitral award shall be final and binding on all Parties.

In the event of any dispute, controversy or claim arising out of this Agreement, including any dispute concerning the existence, validity, interpretation, performance, breach or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement, or while any dispute is being arbitrated, the Parties shall, except in respect of the matters in dispute, continue to exercise their respective rights and perform their respective obligations under this Agreement.

6.	Taxes and Fees

Each Party shall, in accordance with PRC law, pay any and all transfer and registration taxes, expenses and fees incurred by it or levied on it in connection with the preparation and execution of this Agreement and the Transfer Contracts and the completion of the transactions provided for in this Agreement and the Transfer Contracts.

7.	Notices

7.1	All notices and other communications required or permitted to be given under this Agreement shall be delivered by personal delivery or sent by prepaid registered mail or commercial courier service to the contact address of the relevant Party. The date on which such notice is deemed effectively served shall be determined as follows:

7.1.1	a notice given by personal delivery, courier service or prepaid registered mail shall be deemed effectively served on the date of delivery or of refusal of delivery at the designated address for notices;

7.1.2	a notice given by email shall be deemed served upon dispatch.

7.2	Any Party may at any time change its address for notices by giving notice to the other Parties in accordance with the provisions of this Section.

8.	Confidentiality Obligations

The Parties confirm that any oral or written information exchanged between them in connection with this Agreement constitutes confidential information. Each Party shall keep all such information confidential and shall not disclose any such information to any third party without the written consent of the other Parties, except: (a) information that is or becomes known to the public (other than through disclosure to the public by the Party receiving the information); (b) information required to be disclosed by applicable law or by the rules or regulations of any securities exchange; (c) information required to be disclosed by a Party to its legal or financial advisers in connection with the transactions contemplated by this Agreement, provided that such legal or financial advisers are bound by confidentiality obligations similar to those under this Section; or (d) information lawfully obtained by the receiving Party from other sources after receipt. Disclosure of any confidential information by any staff member or institution engaged by a Party shall be deemed to be disclosure by that Party, and that Party shall bear legal liability for the resulting breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.	Further Assurance

The Parties agree to promptly execute such other documents, and to take such further actions, as are reasonably necessary or beneficial for the implementation of the provisions and purposes of this Agreement.

10.	Liability for Breach

10.1	The Parties agree and confirm that if any Party (the “Breaching Party”) breaches any covenant made under this Agreement, or fails to perform or delays the performance of any obligation under this Agreement, that shall constitute a breach under this Agreement (a “Breach”), and the non-breaching Party shall be entitled to require the Breaching Party to rectify the Breach or take remedial measures within a reasonable period. If the Breaching Party fails to rectify the Breach or to take remedial measures within such reasonable period or within ten (10) days after the non-breaching Party has notified the Breaching Party in writing and required rectification, the non-breaching Party shall be entitled to determine at its own discretion that:

10.1.1	if Party B or Party C is the Breaching Party, then, subject to the provisions of the other documents, Party A shall be entitled to terminate this Agreement and/or to require the Breaching Party to pay damages; for the avoidance of doubt, the liability of each Party B is several and independent, and no Party B shall bear any joint and several liability for the obligations or liabilities of any other Party B;

10.1.2	if Party A is the Breaching Party, the non-breaching Party shall be entitled to require the Breaching Party to pay damages, but, unless otherwise provided by law, it shall under no circumstances have any right to terminate or rescind this Agreement.

11.	Miscellaneous

11.1	Amendment, Change and Supplement

Any amendment, change or supplement to this Agreement shall be made by written agreement executed by all Parties.

11.2	Entire Agreement

Except for written amendments, supplements or changes made after the execution of this Agreement, this Agreement shall constitute the entire agreement reached among the Parties with respect to the subject matter of this Agreement, and shall supersede all prior oral and written negotiations, representations and contracts reached with respect to the subject matter of this Agreement.

11.3	Headings

The headings of this Agreement are for ease of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

11.4	Language

This Agreement is written in Chinese in three counterparts, each of which has the same legal effect. This English version is a translation of the Chinese original prepared for reference only and has not been executed by the Parties. In the event of any discrepancy between the Chinese and English versions, the Chinese version shall prevail.

11.5	Severability

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect. The Parties shall, through consultation in good faith, endeavor to replace such invalid, illegal or unenforceable provisions with valid provisions to the maximum extent permitted by law and desired by the Parties, and the economic effect of such valid provisions shall be as similar as possible to that of the invalid, illegal or unenforceable provisions.

11.6	Assignment

Without the prior written consent of Party A, no other Party may assign any of its rights and/or obligations under this Agreement to any third party. Party B and Party C agree that Party A is entitled to unilaterally assign any of its rights/obligations under this Agreement to any third party without their consent, provided that it notifies the other Parties in writing.

11.7	Successors

This Agreement shall be binding on, and shall inure to the benefit of, the respective successors of the Parties and the permitted assigns of such Parties.

11.8	Survival

11.8.1	Any obligation arising from or falling due under this Agreement prior to the expiration or early termination of this Agreement shall survive the expiration or early termination of this Agreement.

11.8.2	The provisions of Sections 5, 7, 8, 10 and this Section 11.8 shall survive the termination of this Agreement.

11.9	Waiver

Any Party may waive the terms and conditions of this Agreement, provided that such waiver is made in writing and signed by the Parties. A waiver by a Party in one circumstance in respect of a breach by the other Parties shall not be deemed to be a waiver by that Party in other circumstances in respect of a similar breach.

— Signature page follows —

This page contains no text and is the signature page of the Exclusive Purchase Option Agreement.

Party A:

Erhua Medical Technology (Changzhou) Co., Ltd. (company chop)

Signature:
Name:
Title: Legal Representative

Exclusive Purchase Option Agreement

This page contains no text and is the signature page of the Exclusive Purchase Option Agreement.

Party B:

HYOUNGJU SEO (徐享周)

Signature:

Exclusive Purchase Option Agreement

This page contains no text and is the signature page of the Exclusive Purchase Option Agreement.

Party C:

Beijing Chenglan Kangxu Technology Co., Ltd. (company chop)

Signature:
Name:
Title: Legal Representative

Exclusive Purchase Option Agreement